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                                  EXHIBIT 99.1

                 Acterna Reports Third-Quarter Financial Results

Germantown, MD - February 14, 2003 - Acterna today filed with the U.S. Securities & Exchange Commission its Form 10-Q, reporting results of operations and financial condition for the third quarter ended December 31, 2002.

About Acterna Corporation

Based in Germantown, Maryland, Acterna Corporation (OTCBB: ACTR) is the holding company for Acterna, da Vinci Systems and Itronix. Acterna is the world's second largest communications test and management company. The company offers instruments, systems, software and services used by service providers, equipment manufacturers and enterprise users to test and optimize performance of their optical transport, access, cable, data/IP and wireless networks and services. da Vinci Systems designs and markets video color correction systems to the video postproduction industry. Itronix sells ruggedized computing devices for field service applications to a range of industries. Additional information on Acterna is available at http://www.acterna.com.

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Contacts:

Media - Jim Monroe, 240-404-1922
Investors - Mike Rhine, 240-404-1823